EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiaries		State/Country
Ù	Burton Group, Inc.	Utah, USA
Ù	Computer Financial Consultants, Inc.	Delaware, USA
Ù	Computer Financial Consultants, Limited	United Kingdom
Ù	Dataquest, Inc.	California, USA
Ù	Decision Drivers, Inc.	Delaware, USA
Ù	Software Advice, Inc.	Delaware, USA
Ù	G.G. Properties, Ltd.	Bermuda
Ù	Gartner Advisory (Singapore) PTE LTD.	Singapore
Ù	Gartner Australasia PTY Limited	Australia
Ù	Gartner Austria GmbH	Austria
Ù	Gartner Belgium BVBA (including branch in Luxembourg)	Belgium
Ù	Gartner Canada Co.	Nova Scotia, Canada
Ù	Gartner Consulting (Beijing) Co., LTD.	China
Ù	Gartner Denmark ApS	Denmark
Ù	Gartner Deutschland, GmbH	Germany
Ù	Gartner do Brasil Servicos de Pesquisas LTDA.	Brazil
Ù	Gartner Enterprises, Ltd.	Delaware, USA
Ù	Gartner Espana, S.L. (including branch in Portugal)	Spain
Ù	Gartner Europe Holdings, B.V.	The Netherlands
Ù	Gartner France S.A.R.L.	France
Ù	Gartner Finland Oy	Finland
Ù	Gartner Gulf FZ, LLC	United Arab Emirates
Ù	Gartner Group Argentina S.A.	Argentina
Ù	Gartner Group Taiwan Ltd.	Taiwan
Ù	Gartner (Thailand) Ltd.	Thailand
Ù	Gartner Holdings Ireland	Bermuda
Ù	Gartner Holdings, LLC	Delaware, USA
Ù	Gartner Hong Kong, Limited	Hong Kong
Ù	Gartner India Research & Advisory Services Private Ltd.	India
Ù	Gartner Investments I, LLC	Delaware, USA
Ù	Gartner Investments II, LLC	Delaware, USA
Ù	Gartner Ireland Limited	Ireland
Ù	Gartner Italia, S.r.l.	Italy
Ù	Gartner Israel Advisory Ltd.	Israel
Ù	Gartner Japan Ltd.	Japan
Ù	Gartner Mexico S. de R. L. de C.V.	Mexico
Ù	Gartner Nederland B.V.	The Netherlands
Ù	Gartner Norge A.S.	Norway
Ù	Gartner Poland SP z.o.o	Poland
Ù	Gartner Research & Advisory Korea Co., Ltd.	Korea
Ù	Gartner RUS LLC	Russia
Ù	Gartner Saudi Arabia Ltd	Saudi Arabia
Ù	Gartner Sverige AB	Sweden
Ù	Gartner Switzerland GmbH	Switzerland
Ù	Gartner Turkey Teknoloji Arastirma ve Danismanlik Hizmetleri Limited Sirketi	Turkey

Ù	Gartner U.K. Limited	United Kingdom
Ù	The Research Board, Inc.	Delaware, USA
Ù	1422722 Ontario, Inc.	Canada
Ù	META Group GmbH	Germany
Ù	META Group CESE GmbH	Germany
Ù	META Group Deutschland GmbH	Germany
Ù	META Saudi Arabia	Saudi Arabia
Ù	Ideas International Pty Limited	Australia
Ù	Ideas International Holdings Pty Limited	Australia